Exhibit 99.1

CONFIDENTIAL SETTLEMENT MATERIALS

PROTECTED BY DELAWARE RULE EVID. 408

SPRINT/iPCS FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, dated July 28, 2005 (this “Agreement”), is made and entered into by and among Sprint Corporation, Sprint Spectrum L.P., WirelessCo L.P., Sprint Communications Company L.P., Sprint Telephony PCS, L.P., and Sprint PCS License, L.L.C. (collectively, “Sprint”); iPCS, Inc. and iPCS Wireless, Inc. (collectively, “iPCS”); Horizon Personal Communications, Inc. (“Horizon”); and Bright Personal Communications Services, L.L.C. (“Bright” and together with Horizon and iPCS, the “iPCS Affiliates”).

RECITALS

A.            iPCS Wireless, Inc. and certain of the Sprint entities referenced above are parties to a Sprint PCS Management Agreement, dated as of January 22, 1999, as amended (the “iPCS Management Agreement”).  Horizon and certain of the Sprint entities referenced above are parties to a Sprint PCS Management Agreement, dated as of June 8, 1998, as amended (the “Horizon Management Agreement”).  Bright and certain of the Sprint entities referenced above are parties to a Sprint PCS Management Agreement, dated as of October 13, 1999, as amended (the “Bright Management Agreement” and together with the iPCS Management Agreement and the Horizon Management Agreement, the “Management Agreements”).  iPCS Wireless, Inc., Horizon and Bright are direct or indirect wholly owned subsidiaries of iPCS, Inc.

B.            On July 15, 2005, iPCS filed a complaint (the “iPCS Complaint”) in the Circuit Court of Cook County, Illinois against certain of the Sprint entities referenced above, alleging among other things that certain activities following the anticipated merger involving Sprint Corporation and Nextel Communications, Inc. (“Nextel”) (the “Sprint Nextel Merger”) will violate the exclusivity provisions of the iPCS Management Agreement.  On July 22, 2005, Horizon and Bright filed a complaint (the “Horizon and Bright Complaint” and together with the iPCS Complaint, the “Complaints”) in the Court of Chancery of the State of Delaware against Sprint, alleging among other things that certain activities following the Sprint Nextel Merger will violate the exclusivity provisions of the Horizon Management Agreement and the Bright Management Agreement and that Nextel improperly interfered with Horizon’s and Bright’s exclusive rights under the Horizon Management Agreement and the Bright Management Agreement.  The Complaints seek, among other things, (i) a court order requiring Sprint (together with Nextel) to comply with the exclusivity provisions of the Management Agreements and prohibiting Sprint (together with Nextel) from violating those provisions and (ii) damages caused by the alleged conduct.

C.            The parties are entering into this Agreement to set forth the iPCS Affiliates’ agreement not to seek certain injunctive relief under certain circumstances and to outline certain actions not to be taken by Sprint and its Subsidiaries and Related Parties following the completion of the Sprint Nextel Merger during the period of time that this Agreement remains in effect.

D.            On the date of the Sprint Nextel Merger, Nextel will become a subsidiary of Sprint Corporation, and Sprint Corporation will change its name to “Sprint Nextel Corporation.”  The terms “Sprint Corporation” and “Sprint” as used in this Agreement will also refer to Sprint Nextel Corporation following the Sprint Nextel Merger.

AGREEMENT

In consideration of the recitals and mutual covenants and agreements contained in this Agreement, the sufficiency of which consideration is hereby acknowledged, the parties, intending to be bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Certain Definitions.  The following terms are used in this Agreement with the meanings assigned below:

“Affiliate Group” means employees of Sprint Corporation and its Subsidiaries who are housed in and work out of (a) the Affiliate Relations Group, (b) the Affiliate/PLS-Plan & Strategy Group or (c) the Affiliate/PLS-Client Service/Technology Group, each as currently structured within Sprint Corporation.  For purposes of clarification, each of the groups currently reports to David Bottoms, Vice President-Strategic Partners.  The term “Affiliate Group” also refers to any successor group of employees to those groups referenced above that may result from any internal management restructuring within Sprint Corporation and its Subsidiaries or Related Parties.

“CDMA Customers” means subscribers of products and services offered by Sprint PCS and Sprint PCS Affiliates using the CDMA Network whose account is assigned to the Service Area.

“CDMA Network” means the national wireless network owned and operated by Sprint, any of the iPCS Affiliates and the other Sprint PCS Affiliates providing services using code division multiple access technology.

“CDMA Products and Services” means products and services operating on the CDMA Network.

“Existing Litigation” means all litigation specified in the Complaints.

“iDEN Customers” means Nextel customers located in the Service Area who are using iDEN Products and Services.

“iDEN Network” means the national integrated digital enhanced network owned and operated by Nextel and its Related Parties on the date of the Sprint Nextel Merger.

“iDEN Products and Services” means Nextel products and services operating on the iDEN Network.

“Local Media” means (a) a print publication that is primarily distributed within the Service Area, (b) a radio or television station that primarily broadcasts into the Service Area or (c) a billboard or other physical advertising presence in the Service Area.

“Service Area” has the meaning set forth in the Management Agreements, which for the avoidance of doubt shall mean the aggregate of the Service Area defined and described in each of the Management Agreements.

“Sprint PCS Affiliate” means the iPCS Affiliates and the Other Managers.

“Subsidiary” of any Person as of any relevant date means any corporation or other entity of which such Person owns or controls, directly or indirectly, a majority of the outstanding voting securities or other ownership interests, provided that Nextel Partners, Inc. will not be deemed a Subsidiary of Sprint for purposes of this Agreement until Sprint or any of its Related Parties at any time owns or controls, directly or indirectly, 50% or more of the voting securities or other ownership interests of Nextel Partners (as defined in Section 2.10(a)).

Section 1.2             Management Agreements.  Capitalized terms used but not defined herein have the meanings assigned to them in the Management Agreements.

ARTICLE II

COVENANTS BY SPRINT

Section 2.1             Preservation of Confidential Information.

(a)           Marketing.  Sprint will not allow any proposed marketing and advertising campaign materials, proposed service plans, or proposed credit policies provided by the iPCS Affiliates to Sprint to be reviewed by employees of Sprint Corporation and its Subsidiaries or Related Parties other than the Affiliate Group and employees with direct responsibility for implementing such materials, plans or policies and/or reviewing such materials, plans or policies for compliance with the Trademark License Agreements, the Marketing Communication Guidelines or other applicable provisions of the Management Agreements (who will not use the information for any other purpose).

(b)           Billing.  Sprint will not (i) make billing systems containing data relating to CDMA Customers (e.g., Convergis/P2K) available to employees of Sprint Corporation or its Subsidiaries or Related Parties in any retail store location, sales channel, sales office (except national account managers who do not directly engage in marketing or sales efforts with national accounts headquartered in the Service Area for iDEN Products and Services in the Service Area) or administrative office that offers, supports or is involved with iDEN Products and Services in the Service Area, and agrees not to share any such data with any such employees, or (ii) provide any billing inserts or similar types of communications reflecting or otherwise referring to the

Sprint Nextel Merger or any resulting brand change to CDMA Customers or iDEN Customers in the Service Area that are designed to induce or encourage, or could reasonably be expected to induce or encourage, CDMA Customers to switch to iDEN Products and Services (except for de minimus amounts that do not have a detrimental competitive impact on the iPCS Affiliates’ business).

(c)           Customer Care and Telemarketing.     (i) Sprint will maintain a process of identifying and directing to designated customer service representatives CDMA Customers and iDEN Customers who call Sprint for customer care services.  Any CDMA Customer mistakenly directed to a customer care representative designated to service iDEN Customers will be transferred to a customer care representative designated to service CDMA Customers.  Any iDEN Customer mistakenly directed to a customer care representative designated to service CDMA Customers will be transferred to a customer care representative designated to service iDEN Customers.  Sprint agrees to make the details of such process available to the iPCS Affiliates upon request.  Notwithstanding the foregoing, Sprint will have certain customer care representatives who are permitted to access information regarding both CDMA Customers and iDEN Customers for the sole purpose of serving customers who use both CDMA Products and Services and iDEN Products and Services so long as such customer care representatives are not engaged in marketing or selling iDEN Products and Services to CDMA Customers.  Customer care representatives shall be permitted to make arrangements to provide either iDEN or CDMA handsets, upon request, to existing CDMA Customers and existing iDEN Customers requesting them.

 (ii)             Any customer care representative advised that a CDMA Customer desires to terminate its use of CDMA Products and Services will first seek to convince such CDMA Customer to continue its use of CDMA Products and Services.  If such efforts are unsuccessful, the representative may seek to sell iDEN Products and Services to such customers.  The converse process will apply for any iDEN Customer seeking to terminate its use of iDEN Products and Services.  Sprint agrees to provide to iPCS, at least as frequently as current practice (or, if there is no such current practice, at least every two weeks), a detailed report setting forth the CDMA Customers in the Service Area who have terminated the use of CDMA Products and Services and have purchased iDEN Products and Services.

(iii)          Sprint and its Subsidiaries will not waive or reduce termination fees as compared to current levels in order to facilitate any CDMA Customer in the Service Area transferring from CDMA Products and Services to iDEN Products and Services.

(d)           Subscriber and Financial Data.  iPCS Affiliate-specific information in Sprint’s EMIS System (or any successor system) will only be able to be accessed by the Affiliate Group.  Other subscriber and financial information provided by the iPCS Affiliates to Sprint (or otherwise generated by Sprint or any other party and relating to any iPCS Affiliate) will only be available to the Affiliate Group and other employees and consultants of Sprint Corporation and its Related Parties in the ordinary course of business consistent with past practice, unless such information is aggregated with subscriber and financial information of the other Sprint PCS Affiliates on a basis that does not permit identification of the iPCS Affiliate-specific information; provided that in no event will any such information be used by any such employee or consultant in a manner that adversely affects the competitive position of the CDMA Products and Services in relation to the iDEN Products and Services in the Service Area.  Sprint will not make any external or public disclosure of any iPCS Affiliate’s subscriber and financial information, unless such information is aggregated with subscriber and financial information of the other Sprint PCS Affiliates on a basis that does not permit identification of the iPCS Affiliate-specific information.

(e)           Network Performance.  Sprint will not allow network performance data and Format C reports provided by any iPCS Affiliate to Sprint (or otherwise generated by Sprint or any other party and relating to any iPCS Affiliate) to be reviewed by employees of, or consultants to, Sprint Corporation and its Subsidiaries or Related Parties other than the Affiliate Group and employees whose function relates primarily to CDMA Network performance (who will not use the information for any other purpose), unless such information is aggregated with information from the other Sprint PCS Affiliates on a basis that does not permit identification of the iPCS Affiliate-specific information.  However, Sprint will be permitted to use Format C reports provided by the iPCS Affiliates (or otherwise generated by Sprint and relating to the iPCS Affiliates) to update coverage maps and to disclose such coverage maps consistent with past practice.

(f)            Handset Logistics.  Sprint will not allow handset logistical data and related forecasts provided by any iPCS Affiliate to Sprint (or otherwise generated by Sprint or any other party and relating to any iPCS Affiliate) to be reviewed and used by employees of, or consultants to, Sprint Corporation and its Subsidiaries or Related Parties other than the Affiliate Group and employees whose function relates primarily or is necessary to the procurement of handsets (who will not use the information for any other purpose), unless such information is aggregated with handset logistical data and related forecasts of the other Sprint PCS Affiliates on a basis that does not permit identification of the iPCS Affiliate-specific information.

(g)           Business Forecasts.  Sprint will not allow business forecast data provided by any iPCS Affiliate to Sprint (or otherwise generated by Sprint or any other party and relating to any iPCS Affiliate) to be reviewed by employees of, or consultants to, Sprint Corporation and its Subsidiaries or Related Parties other than the Affiliate Group and employees who need to have such information for operational reasons (e.g., determining capacity needs for shared network elements), who will not use the information for any other purpose.  However, such data may be reviewed by other employees after it has been aggregated with data of the other Sprint PCS Affiliates on a basis that does not permit identification of the iPCS Affiliate-specific information.

(h)           Business Accounts Data.  Sprint will not share any information regarding CDMA Customers’ business accounts with any consultants or with any employees other than the Affiliate Group and employees who need to have such information for operational reasons (and who will not use the information for any other purpose).  All CDMA Customers’ business accounts (other than national accounts) shall only be serviced by the iPCS Affiliates, and the CDMA service of national accounts headquartered in the Service Area shall continue to be serviced by Sprint and the applicable iPCS Affiliate consistent with past practice.

Section 2.2             CDMA Products and Services.  Sprint and its Subsidiaries will not use the iDEN Network in the Service Area or any spectrum in the Service Area owned by Nextel or its Subsidiaries to provide CDMA Products and Services.  For purposes of clarification, the parties intend the above provision to apply (without limitation) to the G block 1.9 GHz spectrum to be obtained by Nextel, in addition to Nextel’s other spectrum.

Section 2.3             Dual Mode Handsets.  Sprint and its Subsidiaries will not offer or sell, directly or indirectly, any dual mode CDMA/iDEN handsets in the Service Area, nor will Sprint or its Subsidiaries offer or sell, directly or indirectly, any dual mode CDMA/iDEN handsets in any areas nationwide other than the Service Area unless such handsets are programmed to use the iPCS Affiliates’ CDMA Network in the Service Area on the first priority basis prior to using the iDEN Network in the Service Area (i.e., all such handsets shall “prefer” the iPCS Affiliates’ CDMA Network).

Section 2.4             Distribution.  Sprint will not, and will not permit any of its Subsidiaries to, sell CDMA Products and Services in the Service Area in any retail store locations owned or operated by Sprint, Nextel or any of their Subsidiaries, agent retail stores controlled by Sprint, Nextel or any of their Subsidiaries or through business sales representatives (other than with respect to national accounts, who are subject to Section 2.8) employed by Sprint, Nextel or any of their Subsidiaries (collectively, “Nextel Distribution Points”). Sprint will not, and will not permit any of its Subsidiaries to, sell CDMA Products and Services through national retailers in the Service Area other than through its National Distribution Program provided for in Section 4.1 of the Management Agreements. Sprint will implement mechanisms whereby users accessing any website operated by Sprint will first encounter an opening page that will give the user the option to select CDMA Products and Services or iDEN Products and Services (provided that the prompt to select iDEN Products and Services will be of equal or lesser prominence than the prompt to select CDMA Products and Services), and will direct all users selecting the prompt for CDMA Products and Services to an internet-based marketing site handling only CDMA Products and Services.

Section 2.5             Use of Brands in Service Area.  Sprint will not, and will not permit any of its Subsidiaries to, change the branding on the outside or inside of any Nextel Distribution Point in the Service Area, including without limitation signage (inside or outside), uniforms, business cards, point-of-sale materials, collateral and displays; provided, that with respect to collateral only, iPCS acknowledges the possibility that there may occur limited, de minimus violations of this sentence, in which case upon written or telephonic notice from iPCS, Sprint shall use its commercially reasonable efforts to promptly remove the offending collateral or otherwise remedy the situation.  However, Sprint-branded collateral will appear in connection with iDEN Products and Services in national retailers but Sprint will immediately commence its commercially reasonable efforts to cause the use and presence of such collateral to comply with the prior sentence as soon as practicable, but in any event by October 1, 2005.  In addition, iDEN handsets (including packaging) offered for sale or sold directly or indirectly (including by or through national retailers) in the Service Area will not be labeled with the word “Sprint” or any logo associated therewith (including the red diamond or the new yellow “pin drop” logo, or any new logo or branding) (the “Sprint Brands”).  All other materials or items used in the marketing or sale of iDEN Products and Services by or through national retailers in the Service Area shall not utilize or include the Sprint Brands.

Section 2.6             Affiliate Group.  The Affiliate Group will not be involved with any planning, marketing or operations relating to iDEN Products and Services, other than with respect to other Sprint PCS Affiliates that elect to sell iDEN Products and Services.

Section 2.7             Advertising and Marketing.

(a)           Sprint will not, and will permit any of its Subsidiaries to, purchase advertising from any Local Media to promote specific iDEN Products and Services or the iDEN Network using the Sprint Brands, and will not permit any other party to advertise or otherwise promote in Local Media specific iDEN Products and Services or the iDEN Network using the Sprint Brands in the Service Area.

(b)           Any print advertising not prohibited by Section 2.7(a) that uses the Sprint Brands to promote specific iDEN Products and Services or the iDEN Network and that is reasonably likely to be seen by consumers in the Service Area will contain a disclaimer to the effect that such iDEN Products and Services are available only at participating retail locations.

(c)           Sprint will not, and will not permit its Subsidiaries to, undertake any new local pricing plans with respect to iDEN Products and Services in the Service Area that are unique to the Service Area and inconsistent with Sprint’s nationwide pricing plans for iDEN Products and Services.

(d)           Sprint will not, and will not permit any of its Subsidiaries to, make any promotional offers to CDMA Customers in the Service Area that are intended, or could reasonably be expected, to induce or otherwise encourage such CDMA Customers to reduce or cease the use of CDMA Products and Services in favor of iDEN Products and Services (e.g., awarding free iDEN handsets to CDMA Customers who turn in their CDMA handsets).

(e)           Sprint will avoid, and will cause its Subsidiaries to avoid, sending any direct mail or engaging in outbound telemarketing targeted for or into the Service Area that uses the Sprint Brands to promote iDEN Products and Services; provided that iPCS recognizes that Sprint’s systems will not permit total elimination of such marketing and that an immaterial de minimus amount of such marketing might occur in the Service Area. Upon written notice from iPCS that such immaterial de minimus marketing is occurring in the Service Area, Sprint will promptly use its commercially reasonable efforts to reduce such marketing to negligible levels.

(f)            Nothing in this Agreement will prohibit Sprint from sending to customers an announcement of the Sprint Nextel Merger that does not promote any specific product or service.

Section 2.8             National Accounts.  The parties acknowledge that Nextel and Sprint (together with the Sprint PCS Affiliates) currently maintain separate and distinct “national accounts” programs.  Sprint shall (following the Sprint Nextel Merger), and shall cause its Subsidiaries to, maintain separate national accounts teams for CDMA Products and Services and iDEN Products and Services with respect to national accounts headquartered in the Service Area, and no manager or member of Sprint’s national accounts team for CDMA Products and Services shall market any iDEN Products and Services to national accounts headquartered in the Service Area.

Section 2.9             Customer Transfers.

(a)           Sprint will not utilize any review and/or approval rights under the Trademark License Agreements, the Marketing Communication Guidelines or other applicable provisions of the Management Agreements to interfere with the iPCS Affiliates’ efforts to market CDMA Products and Services to iDEN Customers in the Service Area.

(b)           Sprint will not waive or reduce below current levels any termination fees or other amounts payable by a customer in the Service Area in order to facilitate any CDMA Customer’s transfer from CDMA Products and Services to iDEN Products and Services.

(c)           Neither Sprint nor Nextel will increase or add any fees payable by a customer in the Service Area who desires to switch to a CDMA Product and Service from an  iDEN Product and Service in the Service Area unless such increased or added fee would also apply to a customer switching from a CDMA Product and Service to an iDEN Product and Service in the Service Area.

Section 2.10           Nextel Partners.

(a)           Sprint agrees that if Sprint and its Related Parties at any time own, directly or indirectly, 50% or more of the voting stock of Nextel Partners, Inc. or any successor to its business (“Nextel Partners”), Sprint shall cause Nextel Partners to be bound hereby by executing an addendum to this Agreement.  Upon the execution of such addendum, Nextel Partners shall be bound hereby, and shall have the same rights and obligations hereunder as Sprint.  Within five (5) Business Days of the date Sprint becomes the direct or indirect owner of 50% or more of the voting stock of Nextel Partners, Sprint shall deliver to iPCS a fully executed addendum hereto as described above, whereupon iPCS shall countersign such addendum.  If Sprint fails to deliver such addendum, iPCS may elect to terminate this Agreement, which shall constitute its sole remedy under this Agreement for such failure or for any failure of Nextel Partners and its Subsidiaries to comply with this Agreement prior to such time as Sprint Corporation directly or indirectly owns 100% of the voting stock of Nextel Partners (it being understood that nothing in this Agreement shall be construed as restricting iPCS’s ability to claim a breach of the Management Agreements by reason of Sprint Corporation’s acquisition of greater than 50% of the voting stock of Nextel Partners or the activities of Nextel Partners following such acquisition).

(b)           Until such time as Sprint and its Related Parties acquires 100% of the voting stock of Nextel Partners, Nextel Partners will not have access to any Confidential Information.

(c)           The Affiliate Group will not be involved with any planning, marketing, operations or any other aspects of Sprint’s relationship with Nextel Partners regarding iDEN Products and Services, either prior to or following any acquisition by Sprint of any additional ownership interest in Nextel Partners.

(d)           Sprint will not permit the use of the Sprint Brands by Nextel Partners, unless ordered to do so by the final order of a court of competent jurisdiction.  In the event Sprint is so ordered, iPCS and the iPCS Affiliates may elect to terminate this Agreement.

(e)           The parties acknowledge that for purposes of this Agreement (and only for purposes of this Agreement), Nextel Partners shall not be considered to be a “Related Party” of Sprint or Nextel until such time as it becomes a Subsidiary of Sprint. The parties agree that the preceding sentence addresses only the use of the term “Related Party” in this Agreement and has no bearing on the separate issue of whether Nextel Partners will be a “Related Party” of Sprint under the Management Agreements any time after the Sprint-Nextel Merger closes. Thus, this Section shall not be used in any proceeding in an attempt to argue or prove whether Nextel Partners is or will be a “Related Party” of Sprint under the Management Agreements.

ARTICLE III

COVENANTS BY THE iPCS AFFILIATES

Section 3.1             Injunctive Relief.  From and after the date hereof, so long as this Agreement remains in effect, neither iPCS nor any of its Subsidiaries will, either in the Existing Litigation or in any other cause of action of any type in any forum, seek any injunctive or equitable relief against Sprint or Nextel (or, in the case of the Existing Litigation, seek a hearing on any such injunctive or equitable relief) relating to the matters specified in the Complaints, or related to conduct of the type restricted by this Agreement that is not prohibited by this Agreement, provided that neither Sprint, Nextel, nor any of their Subsidiaries or Related Parties asserts against iPCS or any of its Subsidiaries claims of any type related to the Existing Litigation in any forum; and provided further, that nothing in this Agreement will prevent the iPCS Affiliates from seeking permanent injunctive or other relief, or making court filings including amendments to the Complaints, in connection with the Existing Litigation, pursuant to a trial which the parties agree to use their best efforts to schedule to take place between November 15, 2005 and December 15, 2005.  The parties further agree that if the judge in the Existing Litigation commenced by the iPCS Complaint cannot schedule such trial between November 15 and December 15, the parties will seek to schedule such trial earlier than that period, rather than later.  The parties further agree that they shall seek such a trial with respect to the Existing Litigation in Delaware during 2005, not to overlap with the trial in the Existing Litigation in Illinois.  The parties shall promptly agree upon (or, if unable to do so, promptly request the appropriate judge to impose) an expedited discovery schedule consistent with conducting such trials within the time periods specified above, and will use all commercially reasonable efforts to coordinate discovery in the Existing Litigation in Illinois with the discovery in the Existing Litigation in Delaware.  This Section does not limit or modify the iPCS Affiliates’ right to seek injunctive or other equitable relief as provided in Section 4.6 or injunctive or other equitable relief for conduct other than of the type specified in the Complaints or in this Agreement, which conduct could reasonably be expected to have a material effect on the business of any iPCS Affiliate.

Section 3.2             Temporary Restraining Order.  iPCS agrees that it shall seek, on the date hereof (and thereafter if necessary), the dismissal of the temporary restraining order presently in effect in the Existing Litigation commenced by the filing of the iPCS Complaint.  iPCS further agrees, on behalf of itself and its Subsidiaries, that it will not seek to enjoin the consummation of the Sprint Nextel Merger.  Sprint agrees that it will not contest, in the Existing Litigation or any related litigation, jurisdiction over Sprint Corporation in the Circuit Court of Cook County, Illinois and Sprint Corporation hereby submits to such jurisdiction in said action and agrees to immediately withdraw its objection thereto.

ARTICLE IV

TERMS OF GENERAL APPLICABILITY

Section 4.1             Term.  Unless earlier terminated pursuant to Section 2.10(a), 2.10(d) or Section 4.2, this Agreement will terminate on January 1, 2006.

Section 4.2             Termination; Cure Period.  At the election of iPCS, this Agreement may be terminated upon the material breach by Sprint of this Agreement if the breach is not cured within five (5) Business Days after Sprint’s receipt of written notice of the breach from iPCS.

Section 4.3             No Breach of the Management Agreements.  This Agreement, and the covenants of Sprint contained herein, do not constitute an admission by Sprint that it has breached, or will breach, any provision of the Management Agreements, nor does this Agreement, or any of its terms or provisions, constitute an admission by Sprint or Nextel as to the scope of any party’s rights or obligations under the Management Agreements.  Moreover, the provisions of this Agreement are not intended in any way to constitute an admission by Sprint or any iPCS Affiliate that any of its actions under this Agreement were necessary to comply with or avoid any breach of the Management Agreements.  This Agreement is (a) being entered into for the purpose of resolving certain differences and possible disputed claims between the parties and (b) entitled to all protections afforded by rules of evidence applicable in Illinois and Delaware (as applicable) analogous to Federal Rule of Evidence 408.

Section 4.4             Confidential Information.  Each of the covenants by Sprint contained in Section 2.1 and Section 2.10(b) applies only to the extent the information that is the subject of such section constitutes Confidential Information that is and remains subject to the restrictions of Section 12.2 of the Management Agreements, whether such Confidential Information is provided to or generated by Sprint prior to or after the execution of this Agreement and the completion of the Sprint Nextel Merger. This Agreement is subject to any limited prior consents that iPCS may have granted to Sprint for the disclosure of Confidential Information to certain specified third parties, such as VirginMobile.

Section 4.5             Exceptions.  Notwithstanding the restrictions contained in this Agreement, Sprint may disclose financial and related information on a need to know basis to employees outside the Affiliate Group to (a) analyze any proposed amendment to any of the Management Agreements or any other transaction involving the parties (a “Reaffiliation”) and (b) fulfill the terms of the Management Agreements and all related agreements between the parties (“Existing Agreement Commitments”), except that such information will be used only to evaluate the proposed Reaffiliation or to fulfill Existing Agreement Commitments, as the case may be, and in each case will not be made available to any employee whose function relates primarily to the strategic planning for the iDEN Network or iDEN Products and Services, engineering or network operations for the iDEN Network, or sale or marketing of iDEN Products and Services.  In addition, the restrictions contained in Section 2.1 will not restrict Sprint’s use of information to which Section 2.1 would otherwise apply solely to address non-compliance by any iPCS Affiliate with the Management Agreements and related agreements.

Section 4.6             Enforcement.  Each party may pursue injunctive or other equitable relief for breach of this Agreement, but shall not be entitled to seek damages for breach of this Agreement.  This Section will not limit or modify in any respect Sprint’s or any iPCS Affiliate’s rights to pursue damages on any claim for breach of any other contract or agreement, including but not limited to breach of the Management Agreements.

ARTICLE V

MISCELLANEOUS

Section 5.1             General.  Sections 17.2 (Construction), 17.4 (Further Action), 17.9.1 (Waivers—General), 17.13 (Severability), 17.18 (Disclaimer of Agency), 17.19 (Independent Contractors) and 17.21 (General Terms) of the Management Agreements are incorporated into this Agreement mutatis mutandis.

Section 5.2             Notices.

(a)           Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this Agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile (with acknowledgement received), and addressed as described below, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.  All notices and other communications given to a party in accordance with the provisions of this Agreement will be deemed to have been given when received.

(b)           For Sprint:

Sprint Corporation
6200 Sprint Parkway
Overland Park, KS 66251
Telecopier: (913) 523-9802
Attention:	Charles R. Wunsch
Vice President Law, Corporate Transactions

with a copy to:

King & Spalding LLP

191 Peachtree Street

Atlanta, GA  30303

Telecopier:  (404) 572-5100

Attention:  Michael J. Egan

(c)           For any iPCS Affiliate:

[Name of iPCS Affiliate, if and as appropriate]
iPCS, Inc.
1901 North Roselle Road, Suite 500
Schaumburg, IL 60195
Telecopier: (847) 885-7125
Attention:	Timothy M. Yager
President and Chief Executive Officer

with copies to:

iPCS, Inc.
1901 North Roselle Road, Suite 500
Schaumburg, IL 60195
Telecopier: (847) 885-7125
Attention: Ed Quatmann
General Counsel

Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, IL 60606
Telecopier: (312) 701-7711
Attention: Michael R. Feagley
John M. Touhy
Paul W. Theiss

Section 5.3             Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and supersedes all prior agreements, oral or written, and other communications between the parties or to the Circuit Court of Cook County, Illinois and the Court of Chancery of the State of Delaware relating to the subject matter of this Agreement; provided that this Agreement is not intended to amend or affect in any way the Management Agreements and any other agreements entered into in connection with the Management Agreements.

Section 5.4             Binding Effect.  Except as otherwise provided in this Agreement, this Agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Service Area Network or of the License.

Section 5.5             Expense.  Each party bears the expense of complying with this Agreement.

Section 5.6             Governing Law, Jurisdiction and Consent to Service of Process.

(a)           Governing Law.  The internal laws of the State of Delaware (without regard to principles of conflicts of law) govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

(b)           Jurisdiction; Consent to Service of Process.

(i)            (A)  With respect to the Horizon and Bright Complaint, each party hereto that is a party to the Existing Litigation set forth in the Horizon and Bright Complaint hereby irrevocably and unconditionally submits, for itself and its property, to the sole and exclusive jurisdiction of the state courts of State of Delaware and any appellate court from any such court, in any suit, action or proceeding arising out of this Agreement.  Each such party hereby irrevocably and unconditionally agrees that the judge of Delaware Chancery Court assigned to preside over the Existing Litigation commenced by means of the Horizon and Bright Complaint or his successor shall have exclusive jurisdiction to adjudicate any disputes concerning this Agreement between Horizon and Bright, on the one hand, and Sprint on the other hand, including suits, actions or proceedings involving such parties seeking specific enforcement of this Agreement.

(B)  With respect to the iPCS Complaint, each party hereto that is a party to the Existing Litigation set forth in the iPCS Complaint hereby irrevocably and unconditionally submits, for itself and its property, to the sole and exclusive jurisdiction of the state courts of State of Illinois and any appellate court from any such court, in any suit, action or proceeding arising out of this Agreement.  Each such party hereby irrevocably and unconditionally agrees that the judge of Circuit Court of Cook County, Illinois assigned to preside over the Existing Litigation commenced by means of the iPCS Complaint or his successor shall have exclusive jurisdiction to adjudicate any disputes concerning this Agreement between iPCS, Inc. and iPCS Wireless, Inc., on the one hand, and Sprint on the other hand, including suits, actions or proceedings involving such parties seeking specific enforcement of this Agreement.

(ii)           (A)  Each party to the Existing Litigation commenced by the filing of the Horizon and Bright Complaint hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of this Agreement involving such parties in the state courts of the State of Delaware.  Each such party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in the state courts of the State of Delaware and further waives the right to object, with respect to such suit, action or proceeding, that such courts do not have jurisdiction over such party.

(B)  Each party to the Existing Litigation commenced by the filing of the iPCS Complaint hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of this Agreement involving such parties in the state courts of the State of Illinois.  Each such party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in the state courts of the State of Illinois and further waives the right to object, with respect to such suit, action or proceeding, that such courts do not have jurisdiction over such party.

(iii)          Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, provided that such service will be deemed to have been given only when actually received by such party.  Nothing in this Agreement will affect the right of a party to serve process in another manner permitted by law.

Section 5.7             Waiver of Jury Trial.

(a)       EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD PARTY CLAIM OR OTHERWISE.  This Section will not limit or modify in any respect the rights, if any, a party may have to a jury trial in an action, suit, or proceeding for breach of any other contract or agreement or for tortious conduct or any statutory violation causing the breach of any other contract or agreement, including but not limited the Management Agreements.

(b)       The agreement of each party to waive its right to a jury trial under this Section will be binding on its successors and assigns and will survive the termination of this Agreement.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers as of the date first above written.

SPRINT CORPORATION

/s/ Len Lauer
Name:	Len Lauer
Title:	President

WIRELESSCO L.P.

/s/ Len Lauer
Name:	Len Lauer
Title:	President

SPRINT COMMUNICATIONS COMPANY LP.

/s/ Len Lauer
Name:	Len Lauer
Title:	President

SPRINT TELEPHONY PCS, L.P.

/s/ Len Lauer
Name:	Len Lauer
Title:	President

SPRINT SPECTRUM L.P.

/s/ Len Lauer
Name:	Len Lauer
Title:	President

SPRINT PCS LICENSE, L.L.C.

/s/ Len Lauer
Name:	Len Lauer
Title:	President

iPCS, INC.

/s/ Tim Yager
Name:	Timothy M. Yager
Title:	President and CEO

iPCS WIRELESS, INC.

/s/ Tim Yager
Name:	Timothy M. Yager
Title:	President and CEO

HORIZON PERSONAL COMMUNICATIONS, INC.

/s/ Tim Yager
Name:	Timothy M. Yager
Title:	President and CEO

BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

/s/ Tim Yager
Name:	Timothy M. Yager
Title:	President and CEO